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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

LEE ENTERPRISES, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2004 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROXIES
VOTING PROCEDURES
PROPOSAL 1 — ELECTION OF DIRECTORS
INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2005
INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2006
DIRECTORS’ MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS
PROPOSAL 2 – APPROVAL OF ANNUAL INCENTIVE BONUS PROGRAM
EQUITY COMPENSATION PLAN INFORMATION
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
EXECUTIVE COMPENSATION
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS REGARDING ANNUAL FINANCIAL STATEMENTS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

LEE ENTERPRISES, INCORPORATED
215 N. Main Street
Davenport, Iowa 52801-1924

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 21, 2004

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of Lee Enterprises, Incorporated, a Delaware corporation (the “Company”), will be held at the Radisson Quad City Plaza Hotel & Conference Center, 111 E. 2nd Street, Davenport, Iowa, on January 21, 2004, at 9:00 a.m., for the following purposes:

(1)	To elect three directors for terms of three years;

(2)	To consider and act upon a proposal to approve the Annual Incentive Bonus Program; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed December 1, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

It is important that your shares be represented whether or not you plan to attend the Annual Meeting. You may vote by marking, signing and dating the enclosed proxy card and returning it in the postage paid envelope. Stockholders may also vote by telephone or via the Internet. If you attend the meeting, you may withdraw your proxy at that time and vote your shares in person.

/s/C. D. Waterman III

C. D. Waterman III, Secretary

Davenport, Iowa
December 23, 2003

LEE ENTERPRISES, INCORPORATED

2004 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders to be held at the Radisson Quad City Plaza Hotel & Conference Center, 111 East 2nd Street, Davenport, Iowa on Wednesday, January 21, 2004, at 9:00 a.m., for the purposes set forth in the Notice of Annual Meeting of Stockholders.

The principal executive offices of the Company are located at 215 N. Main Street, Davenport, Iowa 52801-1924. This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about December 23, 2003, together with a copy of the Company’s Annual Report for the fiscal year ended September 30, 2003.

PROXIES

Your vote is very important. For this reason, the Board of Directors is requesting that you use the enclosed proxy card to vote your shares. If the accompanying proxy is executed, the shares represented by the proxy will be voted as specified below. You may also vote your shares by delivering your proxy by telephone or via the Internet.

If a broker, bank or other nominee holds your Common Stock, you will receive instructions from them that you must follow in order to have your shares voted. If you hold certificate(s) in your own name as a holder of record, you may vote your Common Stock or Class B Common Stock by signing, dating and mailing the proxy card in the postage paid envelope provided. Alternatively, you may vote your shares in person at the Annual Meeting.

You may revoke the proxy before the Annual Meeting, whether delivered by telephone, Internet or through the mail, by using the telephone voting procedures, the Internet voting procedures or by mailing a signed instrument revoking the proxy to: C. D. Waterman III, Corporate Secretary, Lee Enterprises, Incorporated, 215 N. Main St., Davenport, IA 52801-1924. To be effective, a mailed revocation must be received by the Secretary on or before January 20, 2004. A stockholder may also attend the Annual Meeting in person, withdraw the proxy and vote in person.

VOTING PROCEDURES

Stockholders of record at the close of business on December 1, 2003 will be entitled to vote at the Annual Meeting or any adjournment thereof. As of November 28, 2003, there were 35,833,883 shares of Common Stock and 9,084,142 shares of Class B Common Stock outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting; each share of Class B Common Stock is entitled to ten votes at the meeting. The holders of Common Stock and Class B Common Stock will vote as a single class on all matters to be considered at the Annual Meeting.

The presence, in person or by proxy, of a majority of the voting power of Common Stock and Class B Common Stock of the Company issued and outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the voting power of Common Stock and Class B Common Stock represented in person or by proxy at the Annual Meeting is required to elect directors, and the affirmative vote of the holders of a majority of the voting power of Common Stock and Class B Common Stock represented at the Annual Meeting is required to act on Proposal 2 as more fully set forth in this Proxy Statement and on any other matter properly brought before the meeting.

Abstentions from voting will be included for purposes of determining whether the requisite number of affirmative votes is received on any matters other than the election of directors submitted to the stockholders for vote and, accordingly, will have the same effect as a vote against such matters. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present and entitled to vote, but will have no effect on the vote, with respect to that matter.

In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card or by using the telephone or Internet voting procedures. All properly executed proxies delivered by stockholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given on a proxy card with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted “FOR” the election of all directors and the approval of Proposal 2 as more fully set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

PROPOSAL 1 — ELECTION OF DIRECTORS

Three directors are to be elected at the Annual Meeting to hold office for three-year terms expiring at the Annual Meeting of Stockholders in 2007.

Proxies will be voted for the election of the nominees unless the stockholder giving the proxy withholds such authority. If as a result of circumstances not now known any of such nominees shall be unable to serve as a director, proxies will be voted for the election of such other person as the Board of Directors may select. Information about the nominees and directors continuing in office, including business experience for at least the last five years, is set forth below:

Nominees for Election as Directors with Terms Expiring in 2007

Each of the individuals named below is a nominee of the Nominating and Corporate Governance Committee of the Board of Directors. Ms. Junck and Messrs. Newman and Prichett are presently directors whose current terms expire January 21, 2004.

Mary E. Junck, 56, Director since 1999

Ms. Junck was elected Chairman, President and Chief Executive Officer of the Company in January 2002. From January 2001 to January 2002, she served as President and Chief Executive Officer of the Company. She became Executive Vice President and Chief Operating Officer of the Company in May 1999 and President in January 2000. From May 1996 to April 1999 she was Executive Vice President of The Times Mirror Company and President of Eastern Newspapers. She was named Publisher and Chief Executive Officer of The Baltimore Sun in 1993. She is also a director of Madison Newspapers, Inc., which is owned 50% by the Company.

Ms. Junck is Chairman of the Executive Committee.

Andrew E. Newman, 59, Director since 1991

Mr. Newman is Chairman and Chief Executive Officer of Race Rock International, Inc. and Culinary Essence, LLC, with principal offices in St. Louis, MO, both of which are privately held companies that own and operate restaurants.

Mr. Newman is Chairman of the Audit Committee and a member of the Executive Compensation Committee.

Gordon D. Prichett, 62, Director since 1998

Mr. Prichett is a partner in Cairnwood Cooperative, Boston, MA, a private investment group. He is also Professor of Mathematics, Statistics and Information Systems at Babson College, Babson Park, MA.

Mr. Prichett is a member of the Audit Committee and the Executive Committee.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal 1 for the election of each of the nominees listed herein.

INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2005

Rance E. Crain, 65, Director since 1990

Mr. Crain is the President and Editorial Director of Crain Communications, Inc., a privately held, diversified publishing company with its principal offices in Chicago, IL.

Mr. Crain is a member of the Executive Compensation Committee and the Executive Committee.

Mr. Crain will retire from the Board of Directors as of the Annual Meeting date and will not stand for re-election. The Board of Directors does not currently plan to fill the vacancy and, effective as of the Annual Meeting date, the number of directors will be reduced to eight.

Nancy S. Donovan, 52, Director since 2003

Ms. Donovan is a founding partner in Circle Financial Group, LLC, New York, NY, a wealth advisory and private equity firm and the founding partner of Oakmont Partners, LLC, Lake Forest, IL, a private equity firm. From 1989 to 2001 Ms. Donovan was President and Chief Operating Officer of Morgan Stanley Credit Corporation, Riverwoods, IL.

Ms. Donovan is a member of the Audit Committee.

Herbert W. Moloney III, 52, Director since 2001

Mr. Moloney is the Chief Operating Officer, North America, of Vertis, Inc., Baltimore, MD (“Vertis”), a privately held company that provides targeted advertising, media and marketing services. Prior to the formation of Vertis in 2000, Mr. Moloney was Executive Vice President, Marketing and Sales, of TC Advertising, a predecessor entity.

Mr. Moloney is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

INCUMBENT DIRECTORS WITH TERMS EXPIRING IN 2006

William E. Mayer, 63, Director since 1998

Mr. Mayer is a founding partner of Park Avenue Equity Partners, L.P., New York, NY, a private equity firm. He was a founding partner of Development Capital, LLC, a company that invested in private and public companies, from 1996 to 1999. He is also a director of First Health Group Corp. and The Reader’s Digest Association, Inc., and a trustee of the Columbia Mutual Funds.

Mr. Mayer is Chairman of the Executive Compensation Committee and a member of the Nominating and Corporate Governance Committee. Mr. Mayer has been designated as the Company’s Lead Director by the independent directors.

Gregory P. Schermer, 49, Director since 1999

Mr. Schermer is Vice President-Interactive Media and Corporate Counsel of the Company. He is also a director of Madison Newspapers, Inc., which is owned 50% by the Company.

Mark Vittert, 55, Director since 1986

Mr. Vittert is a private investor.

Mr. Vittert is Chairman of the Nominating and Corporate Governance Committee and a member of the Executive Compensation Committee.

DIRECTORS’ MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors met four times in fiscal 2003.

The Company’s Board of Directors has four committees. With the exception of the Executive Committee, each is composed of at least three independent directors and operates under a written charter. The Board of Directors of the Company has examined the relationship between each director and the Company and has determined that Messrs. Crain, Mayer, Newman, Prichett and Vittert and Ms. Donovan do not have any direct or material indirect relationship with the Company, other than in their respective capacities as directors, which would compromise their ability to act as independent directors as contemplated under the Listing Standards of the New York Stock Exchange. Vertis, of which Mr. Moloney is Chief Operating Officer, North America, provides the Company, in the normal course of business, with an Internet subscription service that allows access to advertising prototypes. Fees paid by the Company to Vertis for its services totaled $112,000 in fiscal 2003. In 2003, Vertis acquired The Newspaper Network, Inc. (“TNN”), which is in the business of placing advertising, including advertising in the Company’s newspapers, for its clients. TNN customarily receives fees from its clients for such services but receives no compensation from the Company. The Board of Directors does not consider the relationship between the Company and Vertis to be material to either party, and also considers Mr. Moloney an independent director of the Company.

The Company’s Audit Committee met seven times in fiscal 2003. The Audit Committee has the responsibilities set forth in its Charter with respect to the quality and integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the Company’s overall risk management profile; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditors; and preparing the annual Audit Committee Report to be included in the Company’s Proxy Statement. The Audit Committee’s Charter is included as Appendix A to this Proxy Statement.

The Company’s Executive Compensation Committee met five times in fiscal 2003. Its functions are to administer the Company’s Retirement Account Plan, Supplementary Benefit Plan as Amended and Restated on April 26, 1990 and the 1990 Long-Term Incentive Plan as amended, restated and extended on January 26, 1999; to establish salary ranges and salaries, bonus formulae and bonuses, and participation in other benefit plans or programs, for executive officers; to review employment terminations involving payment to any officer or other key executive in excess of $200,000; to approve employment contracts for executives extending beyond one year; and to approve the position description, performance standards and key result areas for bonus criteria for the Chief Executive Officer of the Company and to measure her related performance. In addition, the Committee recommends to the Board of Directors significant employee benefit programs and bonus or other benefit plans affecting individuals on the executive payroll other than elected officers.

The Company’s Nominating and Corporate Governance Committee met four times in fiscal 2003. Its functions are to consider and recommend to the Board all nominees for possible election and re-election to the Board of Directors, and to consider all matters relating to the size, composition and governance of the Board and the general subject matter, size and composition of Board committees. The Nominating and Corporate Governance Committee will consider nominees recommended by the stockholders.

Recommendations should be sent to Mark Vittert, Chairman, Nominating and Corporate Governance Committee, in care of the Company, at the address shown on the cover of this Proxy Statement.

No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he or she served during fiscal 2003.

CORPORATE GOVERNANCE

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and charters for the committees of the Board of Directors. The corporate governance page can be found at www.lee.net by clicking on “Governance.” The documents noted above will also be provided without charge to any stockholder who requests them. Any changes to these documents, and any waivers granted by the Company with respect to its Code of Business Conduct and Ethics, will be posted on the Company’s website.

The Company’s policies and practices reflect corporate governance initiatives that are in compliance with the listing requirements of the New York Stock Exchange and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The Board of Directors has adopted clear corporate governance policies;

•	A majority of the board members are independent of the Company and its management;

•	The independent directors meet regularly without the presence of management;

•	All members of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee are independent;

•	The independent directors have designated an independent lead director to chair their meetings and consult with the Company’s Chief Executive Officer regarding matters considered by the independent directors;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•	The Company has a Code of Business Conduct and Ethics that is monitored by its Audit Committee and is annually affirmed by its directors and executive officers;

•	The Company’s Code of Business Conduct and Ethics applies to its principal executive officer and all members of its finance staff, including the principal financial and accounting officer;

•	The Company has a hotline available to all employees, and the Company’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls, or auditing matters; and

•	The Company’s internal audit function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to the Company’s Audit Committee.

Stockholder communications to the lead director should be sent to William E. Mayer, Lead Director, in care of the Company, at the address shown on the cover of this Proxy Statement.

COMPENSATION OF DIRECTORS

No Company employee receives any remuneration for acting as a director.

For fiscal 2003, in consideration of the increased responsibilities being placed on directors by the New York Stock Exchange, the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002, the Company paid all non-employee directors a $30,000 annual retainer. The Lead Director received an additional annual retainer of $10,000. The Chairman of the Audit Committee received a $10,000 annual retainer for acting as such and other committee chairmen received an annual retainer of $5,000. Non-employee directors received $1,000 for each Board or committee meeting attended and $500 for each Board or committee telephonic meeting. Prior to 2003, there had been no substantive changes in non-employee director compensation since 1996. Directors engaged to provide consultative services are normally compensated at the rate of $1,500 per diem. No non-employee director provided such compensated consultative services in fiscal 2003.

In 2003 the stockholders of the Company approved the Amended and Restated 1996 Stock Plan for Non-Employee Directors. Under the plan, non-employee directors receive an annual grant of 1,500 shares of Common Stock, and may elect to receive all or 50% of the cash retainer and meeting fees described above in Common Stock of the Company.

The Board of Directors has authorized non-employee directors, prior to the beginning of any Company fiscal year, to elect to defer receipt of all or any part of the compensation a director might earn during such year. Amounts so deferred will be paid to the director upon his or her ceasing to be a director or upon attaining any specified age between 60 and 70, together with interest thereon at the average rate of interest earned by the Company on its invested funds during each year. Alternatively, directors may elect to have deferred compensation credited to a “rabbi trust” established by the Company with an independent trustee, which administers the investment of amounts so credited for the benefit and at the direction of the trust beneficiaries until their accounts are distributed under the deferred compensation plan.

PROPOSAL 2 – APPROVAL OF ANNUAL INCENTIVE BONUS PROGRAM

Under section 162(m) of the Internal Revenue Code, in order for compensation in excess of $1 million for any taxable year paid to a person named in the Summary Compensation Table and employed by the Company on the last day of the taxable year to be deductible by the Company, such compensation must qualify as “performance-based”. The Executive Compensation Committee (the “Committee”) has approved, subject to stockholder approval, the Company’s Annual Incentive Bonus Program (the “Program”), under which annual cash incentive compensation to be paid to executive officers subject to section 162(m) would be performance-based for purposes of exemption from the limitations of section 162(m). A copy of the Program is included as Appendix B to this Proxy Statement. The principal terms of the Program adopted by the Committee are as follows:

•	The class of persons covered consists of those key executives of the Company who are from time to time designated by the Committee.

•	The performance criteria for the annual incentive bonus program applicable to covered executives for performance years 2004 and thereafter will be limited to objective tests based on one or more of the following: net earnings, operating cash flow, customer satisfaction, revenue, financial growth, operating income, return and margin ratios, market performance, and total shareholder return, any of which may be measured either in absolute terms or as compared to another company or companies. Use of any other criterion will require ratification by stockholders if failure to obtain such approval would jeopardize the tax deductibility of future incentive payments.

•	In administering the incentive program and determining incentive awards, the Committee will not have the flexibility under the Program to pay a covered executive an incentive payment greater than the incentive amount indicated by his or her attainment under the applicable standards. The Committee will have the flexibility, based on its business judgment, to reduce this amount. The Committee also has the flexibility to make other compensation payments outside the Program at its discretion.

•	There will be a maximum individual annual cash incentive amount limit equal to 200% of the annual base salary of any covered executive for any performance year. No participant may receive an annual incentive compensation award under the Program in excess of $2 million.

•	If the Program is approved by the stockholders, the Company’s Board of Directors may from time to time amend, suspend or terminate the Program in whole or in part, except that stockholder approval shall be required for any amendment to the Program that would be required by section 162(m) or the related Internal Revenue Service regulations.

It should be noted that it is the Committee’s intent to prevent section 162(m) from limiting the deductibility of annual incentive compensation payments. However, because of possible unforeseen future events, it is impossible to be certain that all annual incentive compensation paid by the Company to named executive officers will be tax deductible. The foregoing shall not preclude the Committee from making other compensation payments under different terms even if they do not qualify for tax deductibility under section 162(m).

Hypothetical Payments Based on 2003 Results

As discussed above, awards under the terms adopted by the Committee will be based upon performance goals established with respect to fiscal 2004 and future years. No incentive compensation under these terms has yet been earned by any covered executive, since the performance period has not concluded. Accordingly, the amount of annual incentive compensation to be paid in the future to the Company’s current or future executive officers subject to section 162(m) cannot be determined at this time, since actual amounts will depend on actual performance measured against the attainment of the Committee’s pre-established performance goals and to the Committee’s discretion to reduce such amounts. The annual incentive compensation actually earned in fiscal 2003 by all current executive officers as a group was $1,749,200.

In fiscal 2004 and thereafter, the Company will not be entitled to a deduction to the extent that the aggregate of salary, discretionary compensation payments, if any, and the value of restricted stock awards vesting in that year, exceeds $1 million to a named executive officer.

The affirmative vote of a majority of the voting power of all Common Stock and Class B Common Stock present in person or by proxy, voting as a single class, a quorum being present, will be required for the approval of the foregoing proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal 2 to approve the Company’s Annual Incentive Bonus Program.

EQUITY COMPENSATION PLAN INFORMATION

Information as of September 30, 2003 with respect to equity compensation plans is as follows:

Number of Securities
	To Be Issued Upon	Weighted Average	Number of
	Exercise of	Exercise Price of	Securities
	Outstanding	Outstanding	Remaining
	Options, Warrants	Options, Warrants	Available for
Plan Category	and Rights	and Rights	Future Issuance

Equity compensation plans approved by stockholders (1)(2)	1,177,509	$30.39	2,673,764

(1)	1990 Long-Term Incentive Plan.

(2)	Excludes purchase rights accruing under the Company’s Employees’ Stock Purchase Plan (“Purchase Plan”), which has a stockholder-approved reserve of 849,000 shares. Under the Purchase Plan, each eligible employee may purchase shares up to 5% of base compensation not to exceed $25,000 on the last business day of April each year at a purchase price per share equal to 85% of the lower of the average of the high and low market price on either the first or last business day of the plan year.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information as of November 28, 2003 as to each person known by the Company to own beneficially more than five (5%) percent of the Common Stock or Class B Common Stock of the Company. Holders of Class B Common Stock are entitled to ten votes per share on all matters.

		Percent	Class B	Percent
Beneficial Owners	Common Stock	of Class	Common Stock	of Class

Ariel Capital Management, Inc. (1)	6,775,969	18.6%	—	—%
200 E. Randolph Street Suite 2900 Chicago, IL 60601

Private Capital Management, L.P.(2)	4,560,950	12.5	—	—
8889 Pelican Bay Blvd. Naples, FL 34108

Lloyd G. Schermer(3)	—	—	1,217,586	13.4
c/o Advisory Research, Inc. 180 North Stetson, Suite #5780 Chicago, IL 60601-6795

Betty A. Schermer(4)	—	—	1,116,354	12.3
c/o Advisory Research, Inc. 180 North Stetson, Suite #5780
Chicago, IL 60601-6795

		Percent	Class B	Percent
Beneficial Owners	Common Stock	of Class	Common Stock	of Class

U.S. Bancorp(5)	653,685	1.8	712,258	7.8
800 Nicollet Mall Minneapolis, MN 55402-7020

The Bair Co.(6)	—	—	694,008	7.6
c/o First Trust National Association Income Collections P.O. Box CM-9551 St. Paul, MN 55170

Gregory P. Schermer(7)	122,942	*	528,770	5.8
c/o Lee Enterprises, Incorporated 215 North Main Street Davenport, IA 52801-1924

Lee Endowment Foundation(8)	—	—	517,648	5.7
c/o First Citizens National Bank 2601 Fourth Street P.O. Box 1708 Mason City, IA 50402

Grant E. Schermer	99	*	513,146	5.6
c/o Advisory Research, Inc. 180 North Stetson, Suite #5780 Chicago, IL 60601-6795

*	Less than one percent of the class.

(1)	The information is based on a report on Schedule 13G, dated February 28, 2003, filed by Ariel Capital Management, Inc. (“Ariel”) with the Securities and Exchange Commission. Ariel reported sole voting power with respect to 6,155,319 of the reported shares and sole dispositive power with respect to 6,771,294 shares.

(2)	The information is based on a report on Schedule 13G, dated July 10, 2003, filed by Private Capital Management, L.P. (“Private Capital”) with the Securities and Exchange Commission. Private Capital reported sole voting power and sole dispositive power with respect to 4,560,950 shares.

(3)	Includes (i) 458,028 shares of Class B Common Stock owned by a trust as to which Lloyd G. Schermer retains sole voting and investment powers; (ii) 328,838 shares of Class B Common Stock held by a charitable trust as to which Mr. Schermer has sole voting and shared investment power; and (iii) 110,020 shares of Class B Common Stock held by a trust and 320,700 shares of Class B Common Stock held by a charitable foundation as to which Mr. Schermer shares voting and investment powers. Mr. Schermer disclaims beneficial ownership of 769,558 shares of Class B Common Stock listed above, and of the Class B Common Stock beneficially owned by Betty A. Schermer described in footnote (4) below.

(4)	Includes (i) 795,654 shares of Class B Common Stock owned by trusts under which Betty A. Schermer has sole voting and investment powers; and (ii) 320,700 shares of Class B Common Stock held by a charitable foundation as to which Mrs. Schermer has shared voting and investment power, but disclaims all beneficial ownership. Mrs. Schermer also disclaims beneficial ownership of all Class B Common Stock beneficially owned by Lloyd G. Schermer described in footnote (3) above.

(5)	The information for Common Stock is based solely on the stock records of the Company. The information for Class B Common Stock is based on a report on Schedule 13G, dated December 31, 2002, filed by U.S. Bancorp with the Securities and Exchange Commission. U.S. Bancorp reported sole voting power and sole dispositive power with respect to 712,258 shares.

(6)	The information is based solely on the stock ownership records of the Company.

(7)	Includes 6,000 shares of Class B Common Stock owned by his spouse, 2,000 shares of Common Stock and 6,000 shares of Class B Common Stock held by a trust for the benefit of his minor son, and 4,000 shares of Class B Common Stock held by a trust for the benefit of a minor daughter, as to which Mr. Schermer disclaims all beneficial ownership. Includes 27,450 shares of Common Stock subject to acquisition within 60 days by the exercise of outstanding stock options.

(8)	The information is based on a report on Schedule 13G, dated January 22, 2003, filed by Lee Endowment Foundation (“Lee Endowment”) with the Securities and Exchange Commission. Lee Endowment reported sole voting power and sole dispositive power with respect to 517,648 shares. It is independently governed and is not an affiliate of the Company.

The following table sets forth information as to the Common Stock and Class B Common Stock of the Company beneficially owned as of November 28, 2003 by each director and nominee, each of the named executive officers listed in the Summary Compensation Table below, and by all directors and executive officers as a group:

Name of		Percent	Class B	Percent
Beneficial Owner	Common Stock	of Class	Common Stock	of Class

Rance E. Crain	15,001	* %	—	—%

Nancy S. Donovan	—	—	—	—

James W. Hopson(2)	29,030	*	—	—

Mary E. Junck(2)	191,086	*	—	—

William E. Mayer	7,979	*	—	—

Herbert W. Moloney III	2,500	*	—	—

Andrew E. Newman	7,000	*	—	—

Michael E. Phelps(2)	25,065	*	—	—

Gordon D. Prichett	5,600	*	—	—

Gregory P. Schermer(1)(2)	122,942	*	528,770	5.8

Carl G. Schmidt(2)	41,301	*	—	—

Greg R. Veon(1)(2)	120,802	*	5,804	*

Mark Vittert	7,000	*	—	—

All executive officers and directors as a group (16 persons)	642,893	1.8	534,574	5.8

*	Less than one percent of the class.

(1)	The following directors and named executive officers disclaim beneficial ownership of the following shares, included above: Mr. Schermer – 6,000 shares of Class B Common Stock owned by his spouse, 2,000 shares of Common Stock and 6,000 shares of Class B Common Stock held by a trust for the benefit of his minor son, and 4,000 shares of Class B Common Stock held by a trust for the benefit of a minor daughter; and Mr. Veon – 400 shares of Common Stock.

(2)	The table includes the following shares of Common Stock subject to acquisition within 60 days by the exercise of outstanding stock options: Mr. Hopson – 18,000; Ms. Junck – 68,375; Mr. Phelps – 14,625; Mr. Schermer – 27,450; Mr. Schmidt – 30,000; and Mr. Veon – 81,416.

EXECUTIVE COMPENSATION

The following table and discussion summarize the compensation which the Company paid for services rendered in all capacities for the fiscal year ended September 30, 2003 to the Chief Executive Officer of the Company and to each of the four other most highly compensated executive officers.

Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation Awards

						Stock
Name and Principal					Restricted	Options		All
Position	Year	Salary	Bonus	Other Annual	Stock	(#)		Other

			(6)	(7)	(6)(9)	(6)		(11)
Mary E. Junck	2003	$700,000	$950,000	$—	$1,730,000	50,000		$206,600
Chairman, President	2002	575,000	750,000	—	1,137,200	80,000		123,200
and Chief Executive	2001	575,000	300,000	—	709,200	75,000		115,900
Officer(1)

Carl G. Schmidt	2003	340,000	238,400	—	177,300	12,000		75,900
Vice President, Chief	2002	300,000	269,900	—	78,000	20,000		10,900
Financial Officer and	2001	125,000	18,800	—	147,200 (8)	40,000	(8)	—
Treasurer(2)

James W. Hopson	2003	340,000	178,900	—	164,400	11,000		65,500
Vice President –	2002	325,000	153,400	—	78,000	20,000		54,000
Publishing(3)	2001	325,000	58,800	—	85,100	20,000		4,100

Greg R. Veon	2003	300,000	138,200	—	164,400	11,000		70,400
Vice President –	2002	275,000	227,100	—	78,000	21,730	(10)	45,100
Publishing(4)	2001	258,300	47,500	—	85,100	24,186	(10)	45,700

Michael E. Phelps	2003	235,000	129,200	—	121,100	9,000		49,600
Vice President -	2002	210,000	153,700	—	52,000	15,000		39,400
Publishing(5)	2001	210,000	68,300	—	56,700	15,000		16,200

(1)	Ms. Junck was elected Chairman, President and Chief Executive Officer in January 2002. From January 2001 to January 2002 she served as President and Chief Executive Officer. From January 2000 to January 2001 she served as President and Chief Operating Officer. From May 1999 to January 2000 she served as Executive Vice President and Chief Operating Officer.

(2)	Mr. Schmidt was elected Vice President, Chief Financial Officer and Treasurer in May 2001.

(3)	Mr. Hopson was elected Vice President – Publishing and named Publisher of the Wisconsin State Journal in July 2000. In January 2003, he was elected President of Madison Newspapers, Inc.

(4)	Mr. Veon was elected Vice President – Publishing in November 1999. From November 1995 to November 1999 he served as Vice President – Marketing.

(5)	Mr. Phelps was elected Vice President – Publishing and named Publisher of the Quad-City Times in June 2002. From February 2000 to June 2002 he served as Vice President – Sales & Marketing.

(6)	The Executive Compensation Committee of the Company meets following the conclusion of the Company’s fiscal year to determine, among other things, the annual bonus and long term compensation grants to be awarded, if any, for the fiscal year just concluded.

The Summary Compensation Table includes the value of shares of restricted Common Stock and the number of stock options granted by the Executive Compensation Committee under the Company’s 1990 Long-Term Incentive Plan in each of the years indicated for the corresponding fiscal year.

(7)	Omitted if amounts are less than the lesser of $50,000 or 10% of compensation.

(8)	Includes compensation received by the named executive officer in conjunction with his initial employment by the Company.

(9)	Represents shares of restricted Common Stock in the following amounts granted to the named executive officers for fiscal 2003, 2002 and 2001, respectively.

	2003	2002	2001

Mary E. Junck	40,000	35,000	20,000

Carl G. Schmidt	4,100	2,400	4,400	(8)

James W. Hopson	3,800	2,400	2,400

Greg R. Veon	3,800	2,400	2,400

Michael E. Phelps	2,800	1,600	1,600

(10)	Includes replacement, or “reload,” options awarded at fair market value at date of exercise of non-qualified stock options as follows: 1,730 in 2002 and 4,186 in 2001. Such options have a term equal to the remaining term of the options exercised and are exercisable after one year.

(11)	Represents direct and matching contributions by the Company on behalf of the named individuals to the Company’s Retirement Account Plan and Supplementary Benefit Plan.

Option Grants For Year Ended September 30, 2003

The following table summarizes option grants to named executive officers for fiscal 2003:

		% of Total
		Options
		Granted to			Grant Date
	Options	Employees in	Exercise Price	Expiration	Present
Name	Granted	Fiscal Year	Per Share	Date	Value

	(1)				(2)
Mary E. Junck	50,000	27.1%	$43.25	11/12/2013	$529,500

Carl G. Schmidt	12,000	6.5	43.25	11/12/2013	127,100

James W. Hopson	11,000	6.0	43.25	11/12/2013	116,500

Greg R. Veon	11,000	6.0	43.25	11/12/2013	116,500

Michael E. Phelps	9,000	4.9	43.25	11/12/2013	95,300

(1)	The options granted to the named individuals (other than replacement options) were determined by the Executive Compensation Committee following review of each individual’s performance in fiscal year 2003, and become exercisable in installments of 30% of the original grant on each of the first and second anniversaries of the grant date and 40% on the third anniversary. All options are for Common Stock and have an exercise price equal to the closing market price of the stock on the grant date. The lesser of 25% or the maximum number of shares permitted by law are designated as incentive stock options, and the balance are non-qualified options. All options were granted under the Company’s 1990 Long-Term Incentive Plan, the provisions of which, among other things, allow an optionee exercising an option to satisfy the withholding tax obligations by electing to have the Company withhold shares of stock otherwise issuable under the option with a fair market value equal to such obligations. The Plan also permits an optionee exercising an option to satisfy the exercise price by delivering previously awarded restricted stock or previously owned Common Stock. The limitations accompanying any restricted stock delivered at the exercise of an option remain in effect and apply to the corresponding number of shares issued upon the stock option exercise until they lapse according to their original terms.

(2)	The “grant date present value” is a hypothetical fair value ($10.59 for November 12, 2003 grants) determined under the Black-Scholes Option Pricing Model using certain specified assumptions. The range of assumptions used in calculating the values is as follows:

Factor	Grant of November 12, 2003

Dividend yield	1.7%

Volatility	26.9%

Risk-free interest rate	3.4%

Expected life (years)	4.9

The Company’s stock options are not transferable, are subject to a risk of forfeiture, and the actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price.

Aggregate Option Exercises in Year Ended September 30, 2003 and Fiscal Year End Option Values

The following table summarizes, for named executive officers, option exercises in fiscal 2003 and unrealized value at September 30, 2003:

			Number of	Value of Unexercised
	Number of		Unexercised Options	In-the-Money Options
	Shares		at September 30,	at September 30, 2003
	Acquired On	Value	2003 Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable

	(1)	(2)	(3)	(4)
Mary E. Junck	—	$—	65,500	$544,700

			144,500	815,700

Carl G. Schmidt	—	—	18,000	110,600

			42,000	229,400

James W. Hopson	—	—	43,000	443,500

			42,000	270,400

Greg R. Veon	4,000	69,000	61,416	629,400

			42,000	270,400

Michael E. Phelps	—	—	18,000	211,200

			29,500	177,300

(1)	All options are for Common Stock and were granted under the Company’s 1990 Long-Term Incentive Plan.

(2)	Market value of underlying securities at exercise date minus the exercise price.

(3)	Options granted under the Company’s 1990 Long-Term Incentive Plan become exercisable in three installments over a period of three years from the date of grant. The number of unexercisable options shown excludes those granted by the Executive Compensation Committee in November 2003 for the fiscal year ended September 30, 2003. Replacement, or “reload,” options are awarded at fair market value at date of exercise of non-qualified stock options. Such options have a term equal to the remaining term of the options exercised and are exercisable after one year.

(4)	Market value of underlying securities at September 30, 2003 ($38.67), minus the exercise price.

Benefit Plans and Retirement Programs

Under the Company’s Retirement Account Plan and Supplementary Benefit Plan, the Company matches, upon eligibility, employee contributions up to 5.0% of employee compensation and, in addition, contributes 4.96% of a participant’s total compensation plus an additional 4.56% of such compensation in excess of $87,000. These retirement plans are defined contribution plans. Company and employee contributions are invested and the total amount is paid following retirement. Company contributions vest after six years of service for the Company’s Retirement Account Plan. Contributions to the Supplementary Benefit Plan are vested immediately. Amounts credited in fiscal 2003 under the Retirement Account Plan and Supplementary Benefit Plan to the accounts of named executive officers are listed in the Summary Compensation Table under the caption “All Other Compensation.”

Change-of-Control Employment Agreements

The Board of Directors has approved employment agreements between the Company and its executive officers, including each of the named executive officers, which become effective upon a change of control or in the event of a termination of employment in anticipation of a change of control. The agreements extend for three years, but renew annually for a new three-year period unless the Company gives prior notice of termination. The agreements provide that each such officer is to remain an employee for a three-year period following a change of control of the Company (the “Employment Period”). During the Employment Period, the officer is entitled to (i) an annual base salary, payable monthly in an amount at least equal to his or her highest monthly base salary during the year prior to the change of control, (ii) an annual bonus in an amount at least equal to his or her highest annual bonus in the three years prior to the change of control, and (iii) continued participation in the Company’s incentive, savings, retirement and welfare benefit plans. The officer also is entitled to payment of expenses and fringe benefits to the extent paid or provided to (a) such officer prior to the change of control or (b) other peer executives of the Company.

If during the Employment Period, the officer’s employment is terminated other than for “Cause” or disability or the officer terminates his or her employment for “Good Reason”, including a detrimental change in responsibilities or a reduction in salary or benefits, the officer will be entitled to the following benefits: (i) all accrued and unpaid compensation; (ii) a severance payment equal to three times the sum of such officer’s (a) annual base salary, and (b) highest recent annual bonus; (iii) payment equal to the retirement contribution that the officer would have been eligible to receive from the Company under the terms of the Company’s Retirement Account Plan and Supplementary Benefit Plan (or successor plan or program then in effect), determined as if the officer were fully vested thereunder and had continued (after the date of termination) to be employed for an additional three years at the officer’s highest recent annual compensation for purposes of determining the basic contributions and supplemental contributions; (iv) the amount of any forfeited benefits under the Company’s Savings Plan, as defined; and (v) any legal fees and expenses incurred by the officer in asserting legal rights in connection with the agreement. The officer shall also be entitled to continued welfare benefits for three years and outplacement services. Subject to certain limits on payments, the agreement also requires tax “gross-up” payments to the officer to mitigate any excise tax imposed on the officer under Sections 280G and 4999 of the Internal

Revenue Code of 1986, as amended (the “Code”), and any penalties and interest in connection with a change of control. These payments would be in addition to awards of restricted stock, stock options and stock appreciation rights or amounts payable in lieu thereof under the Company’s 1990 Long-Term Incentive Plan which, in the event of a change of control and subject to certain limitations contained in the agreements, provides for early exercise and vesting and issuance or payment of such awards. The officer is entitled to receive such amounts in a lump-sum payment within 30 days of termination.

A change of control includes certain mergers and acquisitions, liquidation or dissolution of the Company, changes in the membership of the Company’s Board of Directors and acquisition of securities of the Company.

Performance Presentation

The following graph compares the quarterly percentage change in the cumulative total shareholder return of the Company, the Standard & Poor’s (“S&P”) 500 Stock Index, the S&P 500 Publishing Index, and a Peer Group Index, in each case for the five years ended September 30, 2003 (with September 30, 1998 as the measurement point). Total shareholder return is measured by dividing (a) the sum of (i) the cumulative amount of dividends declared for the measurement period, assuming dividend reinvestment and (ii) the difference between the issuer’s share price at the end and the beginning of the measurement period, by (b) the share price at the beginning of the measurement period.

Source: Standard & Poors

September 30	1998	1999	2000	2001	2002	2003

Lee Enterprises	$100.00	$107.80	$116.73	$130.85	$138.38	$165.98

S&P 500 Stock Index	100.00	127.80	144.78	106.24	84.48	105.08

S&P 500 Publishing Index	100.00	136.29	141.05	132.98	154.88	168.15

Peer Group Index	100.00	131.98	124.71	119.34	142.28	157.46

The S&P 500 Stock Index includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The S&P 500 Publishing Index, which is also weighted by market capitalization, includes, among others, the following companies considered to be peers of the Company: Gannett Co., Inc., Knight-Ridder, Inc., The New York Times Company, Dow Jones & Company, Inc. and The Tribune Company. The Peer Group Index is comprised of all 14 U.S. publicly traded companies engaged in newspaper publishing (excluding the Company) and is weighted by market capitalization. In addition to those companies noted above included in the S&P 500 Publishing Index, the Peer Group Index also includes Belo Corp., Hollinger International Inc., Journal Communications, Inc.,

Journal Register Company, The McClatchy Company, Media General, Inc., Pulitzer Inc., The E.W. Scripps Company, and The Washington Post Company.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Committee

The Executive Compensation Committee of the Board of Directors (the “Committee”) is composed of four independent outside directors. No executive officer of the Company is a member of the board of directors of any company with which a member of the Committee is affiliated. The Board of Directors has delegated to the Committee the authority to review, consider and determine the compensation of the Company’s executive officers and other key employees and, in accordance with Rule 16b-3 of the Exchange Act, make the final determination regarding awards of stock options, restricted stock, and other stock-based awards to such persons.

Compensation Policies

The Committee operates on the principle that the compensation of the Company’s executive management, including its Chief Executive Officer and the other executive officers named in the Summary Compensation Table, should be competitive with compensation of executive management at comparable companies. The Committee also follows a policy of basing a significant portion of the cash compensation of senior executive officers on the operating performance of the Company, and of other members of the executive management team on the performance of the enterprises, units or functions over which they exercise significant management responsibility. The Committee’s policies are designed to assist the Company in attracting and retaining qualified executive management by providing competitive levels of compensation that integrate the Company’s annual and long-term performance goals, reward strong corporate performance, and recognize individual initiative and achievement. The Committee also believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in the linking of management’s and stockholders’ interest in the enhancement of shareholder value.

The Company’s executive compensation program is comprised of three elements: (1) base salary; (2) annual incentive bonus; and (3) long-term incentive compensation.

Base Salary

Salary levels for executive management are set so as to reflect the duties and level of responsibilities inherent in the position, and to reflect competitive conditions in the lines of business in which the Company is engaged in the geographic areas where services are being performed. Comparative salaries paid by other companies in the industries and locations where the Company does business are considered in establishing the salary for a given position. The Company participates in the Towers Perrin Media Industry Compensation Survey (the “Towers Survey”), which is widely used in its industry and gives relevant compensation information on executive positions. The Company strives to place fully competent and highly performing executives at the median level of compensation, as reported annually in the Towers Survey.

The Towers Survey provides annual compensation analyses for executives in the media industry based on revenue, industry segments including publishing, and market type and size. The statistical information, including revenue and compensation levels, provided by survey participants is utilized by the Towers Survey to develop statistical equations based on revenue, industry segments and markets. These equations, along with other data, are used by the Company to determine the median and other levels of compensation of the executive management of media companies with profiles comparable to that of the Company. Base salaries for executives named in the Summary Compensation Table are reviewed annually by the Committee taking into account the competitive level of pay as reflected in the Towers Survey. In setting base salaries, the Committee also considers a number of factors relating to the particular executive, including individual performance, level of experience, ability and knowledge of the job. These factors are considered subjectively in the aggregate and none of the factors is accorded a specific weight. The Committee believes the base salary levels are reasonable and necessary to retain these key employees.

Annual Incentive Bonus

The purpose of the annual incentive bonus program is to motivate and reward executive management so that they consistently achieve specific financial targets and are compensated for the accomplishment of certain non-financial objectives. These targets and objectives are reviewed and approved by the Committee annually in conjunction with its review of the Company’s strategic and operating plans. A target bonus level, stated as a percent of annual base salary, is established for each member of the executive management team other than executive officers, by the executive officer exercising responsibility over an enterprise unit or function. For executive officers other than the Chief Executive Officer, the bonus level and achievement targets are determined by the Chief Executive Officer and approved by the Committee. Similarly, the Committee determines the annual bonus opportunity and performance objectives of the Chief Executive Officer. While the annual incentive bonus awards for executives other than the Chief Executive Officer are generally approved upon the recommendation of the Chief Executive Officer, the Committee retains the right to adjust the recommended bonus awards to reflect its evaluation of the executives and the Company’s overall performance.

Long Term Incentive Compensation

Under the Company’s 1990 Long-Term Incentive Plan, the Committee is authorized, in its discretion, to grant stock options and restricted stock awards in such proportions and upon such terms and conditions as the Committee may determine. The Committee meets following the end of each year to evaluate the performance of the Company for the preceding fiscal year and determine long-term incentive awards of executive management of the Company for the fiscal year just ended. Under the plan, grants to executives are based on criteria established by the Committee, including responsibility level, base salary, current market practice and the market price of the Company’s Common Stock at the time of grant. The number of stock options and/or restricted shares then determined is reviewed by the Committee and may be increased or decreased to reflect the criteria noted above, the individual executive’s role in accomplishment of the Company’s operating objectives, and that individual’s potential for long-term growth and contribution to the Company’s strategic objectives. Grant guidelines for stock options and restricted stock are established for all participants (including the Chief Executive Officer) with the objective of providing a target total compensation opportunity, including base salary and the target annual incentive bonus, equal to the median of the peer group. Depending on stock price performance and Company performance, actual total compensation for any given year could be at, above, or below the median of the peer group.

A target level of stock option grants was established for each executive officer based on the scope of responsibilities and competitive practices in the newspaper industry. Actual grants were based on the performance of the executive officer. All stock options granted have an exercise price equal to the fair market value of the Common Stock at time of grant and are exercisable within a 10-year period. In order to assure the retention of high level executives and to tie the compensation of those executives to the creation of long term value for stockholders, the Committee has provided that stock options vest in specified portions over a three-year period.

The awards of restricted stock to executive officers and other key employees for fiscal 2003 represent shares of Common Stock which the recipient cannot sell or otherwise transfer until the applicable restriction period lapses. A target level of restricted stock was established for each executive officer based on the scope of responsibilities and competitive practices in the newspaper industry. Actual grants were based on the performance of the executive officer. Restricted stock awards are also intended to increase the ownership in the Company by its executives, through which the value of long-term stock ownership and growth can be enhanced.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held companies to certain of their executive officers to $1,000,000 per year, but contains an exception for performance-based compensation. While the Committee’s general policy is to structure the Company’s compensation programs to preserve the deductibility of most compensation paid to its executive officers, the Committee periodically authorizes payments that may not be deductible if it believes they are in the best interests of both the Company and its stockholders. See Proposal 2.

Compensation of Chief Executive Officer

The Committee determined the 2003 base salary for the Company’s Chief Executive Officer, Mary E. Junck, in a manner consistent with the base salary guidelines applied to executive officers of the Company as described above. The annual bonus paid to Ms. Junck for fiscal 2003 was based upon an evaluation of the performance of the Company in relation to past years and the performance of comparable media companies, as well as the accomplishment of certain non-financial performance objectives and the successful initiation of several long-term and strategic initiatives which the Committee believes will be of significant benefit to the Company in the future.

The Committee made a long-term compensation award of stock options and restricted stock to Ms. Junck for fiscal 2003 by applying the same criteria described for the determination of such awards to other executive officers of the Company. The Committee considered the fiscal 2003 performance of the Company, as more particularly described above, in the final determination of such grants.

Executive Compensation Committee Participation

The current members of the Executive Compensation Committee are William E. Mayer, Chairman, Rance E. Crain, Andrew E. Newman and Mark Vittert.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
OF DIRECTORS REGARDING ANNUAL FINANCIAL STATEMENTS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of the Board of Directors is comprised of four directors who are not officers of the Company. All members are independent under rules of the New York Stock Exchange. The Board of Directors has a written charter for the Audit Committee, which is included as Appendix A to the Proxy Statement.

The Committee held seven meetings during fiscal 2003. The meetings were designed to facilitate and encourage private communication between the Committee, management, the Company’s internal auditors and the Company’s independent public accountants.

During these meetings, the Committee reviewed and discussed the audited financial statements with management and the independent public accountants. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

The discussions with the independent public accountants also included the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from the independent public accountants written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1. This information was discussed with the independent public accountants.

Audit Committee Participation

The current members of the Audit Committee are Andrew E. Newman, Chairman, Nancy S. Donovan, Herbert W. Moloney III and Gordon D. Prichett. Mr. Newman meets the requirements of an audit committee financial expert, as defined by the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP (“Deloitte”), Certified Public Accountants, was designated by the Audit Committee of the Company to audit the consolidated financial statements of the Company for the fiscal year ended September 30, 2003. Representatives of Deloitte will be present at the Annual Meeting and will be afforded the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

For fiscal 2003 and 2002, Deloitte performed the following professional services and received, or will receive, fees in the amounts indicated:

	2003	2002(1)

Audit fees	$279,000	$207,000
Audit-related fees	76,000	210,000
Tax fees	697,000	45,000

	1,052,000	462,000
All other fees	9,000

	$1,061,000	$462,000

(1)	Excludes fees paid to McGladrey & Pullen, LLP and its affiliates prior to the engagement of Deloitte in July 2002.

Services Provided by Deloitte

All services rendered by Deloitte are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee. The Audit Committee’s pre-approval policy with respect to audit and non-audit services is included as Appendix C to this Proxy Statement. Pursuant to new rules of the Securities and Exchange Commission, the fees paid to Deloitte for services are disclosed in the table above under the categories described below. Under the prior rules, the 2003 fees, exclusive of audit fees, would be: financial information systems design and implementation: $0; and all other fees: $782,000 (combining audit-related fees, tax fees and all other fees from the table above).

Audit Fees – These are fees for professional services for the audit of the Company’s Consolidated Financial Statements, review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees – These are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes employee benefit and compensation plan audits, due diligence related to mergers and acquisitions, attestations that are not required by statute or regulation, and consulting related to financial accounting or reporting standards.

Tax Fees – These are fees for professional services with respect to tax compliance, advice and planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from “audit-related” matters.

All Other Fees – These are fees for other permissible work that does not meet the above category descriptions. This includes work related to compliance with new corporate governance standards.

These services are actively monitored both as to spending level and work content by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s Consolidated Financial Statements.

The Audit Committee will choose independent public accountants for purposes of auditing the Consolidated Financial Statements of the Company for the year ending September 30, 2004, after the Annual Meeting.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Proposals of stockholders with regard to nominees for the Board of Directors or other matters to be presented at the 2005 Annual Meeting of the Company must be received by the Company to be considered for inclusion in its proxy statement and form of proxy relating to that meeting by September 1, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and reports of changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in its proxy statement any failure to file by these dates during the Company’s 2003 fiscal year.

Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements applicable to its executive officers, and directors were satisfied.

OTHER MATTERS

The management of the Company knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the meeting, your proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote in accordance with their best judgment.

The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, some of the officers and regular employees of the Company may, without extra remuneration, solicit proxies personally or by telephone, electronic transmission or facsimile. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of stock held of record and will reimburse such persons for their expenses. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies, for which the Company will pay an amount that it has estimated will not exceed $12,000 plus expenses.

MARY E. JUNCK

APPENDIX A

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in providing such reasonable oversight as is likely to assure (1) the reliability and integrity of the Company’s financial reporting process; (2) compliance with applicable policies, plans, procedures, laws and regulations; (3) the independence, qualifications and performance of the independent auditors; (4) the performance of the Company’s internal audit function; (5) the reliability and integrity of the Company’s system of disclosure controls and procedures and system of internal controls; (6) the safeguarding of the assets of the Company; and (7) perform such other duties as may be assigned to the Committee from time to time by the Board of Directors.

MEMBERSHIP

The Committee shall consist of three or more members of the Board of Directors who satisfy the standards of independence and qualification applicable to the Committee (as determined by the Board of Directors from time to time in the exercise of its business judgment and in compliance with applicable laws, rules and regulations), one of whom shall be designated as the Chairman thereof. The members of the Committee shall serve at the pleasure of the Board of Directors of the Company. Any member of the Committee may be replaced by another qualified member of the Board of Directors and the number of members thereof may be increased or decreased from time to time (but not less than three members) by the Board of Directors. The Committee may establish rules and regulations for the conduct of its meetings and duties. The Chairman of the Committee at each meeting of the Board of Directors shall inform the directors of any action taken by the Committee since the last meeting of the directors.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee shall have the sole authority to appoint, retain (subject, if applicable, to shareholder ratification), compensate, evaluate and terminate the Company’s independent auditor. The Committee shall pre-approve all audit engagement fees and terms and all non-audit engagements of the independent auditor. This duty may be delegated to one or more designated members of the Committee with any such pre-approval reported to the Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed in periodic reports as required by law. The Committee shall consult with management but shall not delegate these responsibilities.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet periodically with management, the internal auditor and the independent auditor in separate executive sessions. The Committee may also meet, to the extent it deems necessary or appropriate, with the Company’s investment bankers or financial analysts who follow the Company.

The Committee shall have the authority to direct the Company to provide appropriate funding for the payment of compensation to the independent auditor or advisors to the Committee, and for ordinary administrative expenses of the Committee that are necessary and appropriate in carrying out its duties.

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may form and delegate authority to subcommittees when appropriate.

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval. The Committee shall annually review its own performance.

The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s SEC filings, and management’s certifications as required by law, and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Form 10-K. The Committee shall also prepare its report to be included in the Company’s annual proxy statement.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements and management’s certifications as required by law and the listing standards of the New York Stock Exchange, and disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s SEC filings.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates (including the determination of reserves for contingencies and management’s assessment of adequacy thereof), and analyses of the effect of alternative assumptions, estimates or United States generally accepted accounting principles (“GAAP”) methods on the Company’s financial statements.

4.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

5.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

6.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies, insurance coverages and costs.

7.	Review and discuss with management the Company’s system of disclosure controls and procedures.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including:

(a)	The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, the internal auditor or management.

(b)	The management letter provided by the independent auditor and the Company’s response to that letter.

(c)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and any schedule of unadjusted differences.

9.	Review with management the status of open income tax returns and any conflicting positions with taxing authorities.

10.	Review and discuss with management and the independent auditor the annual audits of Lee Foundation and the Company’s retirement plans.

Oversight of the Company’s Relationship with the Independent Auditor

11.	Review the experience and qualifications of the senior members of the independent auditor team.

12.	Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions to the Board of Directors and, if so determined by the Committee, recommend that the Board of Directors take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

13.	Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner on a basis more frequent than required by regulatory authorities.

14.	Adopt policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

15.	Discuss with the independent auditor issues on which the national office of the independent auditor was consulted by the Company’s audit team and matters of audit quality and consistency.

16.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

17.	Review the appointment and replacement of the internal auditor.

18.	Review reports to management and the Committee prepared by the internal auditing department concerning internal audits and the adequacy of internal controls and management’s responses.

19.	Review and discuss with management, the internal auditor and the independent auditor the internal audit department objectives, responsibilities, budget and staffing, any recommended changes in the planned scope of the internal audit, and coordination of the internal audit plan with the independent auditor.

Compliance Oversight Responsibilities

20.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

21.	Obtain reports from management that the Company is in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics, and advise the Board of Directors with respect thereto.

22.	Review reports and disclosures of insider and affiliated party transactions, including CEO Team expense reports and usage of corporate aircraft and facilities.

23.	Review and discuss with management and the independent auditor any significant transactions, contingencies, inquiries or correspondence with regulators or governmental agencies, and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

24.	Discuss with the Company’s Corporate Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

25.	Review the Company’s compliance with applicable debt covenants.

26.	Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters.

27.	Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Approved by the Lee Enterprises, Incorporated Board of Directors on December 8, 2003.

APPENDIX B

LEE ENTERPRISES, INCORPORATED
ANNUAL INCENTIVE BONUS PROGRAM

1.	PURPOSE

The purpose of the Annual Incentive Bonus Program (the “Program”) is to pay annual bonus compensation to executives of Lee Enterprises, Incorporated (the “Company”) that constitutes performance-based compensation, within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”). Compensation under the Program shall be paid for services performed during a fiscal year ending on September 30.

2.	ADMINISTRATION

(a)	The Program shall be administered by the Executive Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). No member of the Committee shall be eligible to participate in the Program. The Committee shall be comprised of two or more members who are “outside directors” for purposes of Code Section 162(m)(A)(C)(i).

(b)	The Committee shall have the power and discretionary authority to adopt, amend and rescind any administrative guidelines, rules, regulations, and procedures deemed appropriate to the administration of the Program, and to interpret and rule on any questions relating to any provision of the Program. The Committee shall not take any action that would result in the payment of compensation under the Program to any participant who is a “covered employee” if such payment would not be “performance-based compensation,” within the meaning of Code Section 162(m), as reasonably determined by the Committee.

(c)	The decisions of the Committee shall be final, conclusive and binding on all parties, including the Company and participating employees.

(d)	The Board may from time to time amend, suspend or terminate the Program, in whole or in part.

3.	PARTICIPATION

Key executives of the Company who are from time to time designated by the Committee to be Participants shall be eligible to participate in the Program.

4.	PERFORMANCE GOALS

(a)	No later than ninety days after the beginning of each fiscal year, the Committee shall establish in writing (i) one or more Performance Goals (as defined below in section 4(c)) that must be attained in order for a participant to receive an award of compensation under the Program for the fiscal year; and (ii) the amount of the award to be paid upon attainment of the Performance Goals. The Committee shall have the discretion to revise the amount to be paid upon the attainment of Performance Goals solely for the purpose of reducing or eliminating the amount of the award otherwise payable upon attainment of these goals.

(b)	The maximum individual annual cash award for any fiscal year shall be equal to 200 percent of the annual base salary of the participant as of the last day of the fiscal year. Notwithstanding, in no event may a participant’s maximum award hereunder exceed two million dollars for any fiscal year.

(c)	A “Performance Goal” is a nondiscretionary performance goal established in writing by the Committee; it must be based exclusively on one or more of the following business criteria: net earnings, operating cash flow, customer satisfaction, revenue, financial growth, operating income, return and margin ratios, market performance, or total shareholder return. Performance Goals may not be changed once established by the Committee, except that the Committee retains discretion to reduce or eliminate an award as described in section 4(a) above. Performance Goals must be measurable and quantifiable. Performance Goals may be particular to an individual participant or to a division, department, branch, line of business, subsidiary or other unit, or based upon the performance of the Company generally. Performance Goals may vary from participant to participant and from fiscal year to fiscal year.

(d)	Notwithstanding any other provision of this Program, the Committee shall have the discretion to award compensation under this Program regardless of the attainment of a Performance Goal on account of a participant’s death or termination of employment on account of a long term disability, as determined by the Committee.

5.	DETERMINATION OF AWARDS

Prior to the payment of any award under this Program, the Committee shall certify in writing that Performance Goals have been attained. No payment shall be made under the Program in the absence of such certification; however, the attainment or failure to attain Performance Goals under this Program shall have no effect on payment of compensation to a participant under any other plan, program, agreement, or arrangement, including discretionary payments, on the basis of goals or criteria separate from the business criteria set forth in section 4(c) above.

6.	COMMUNICATION

Participants shall be advised in writing of their participation in the Program and of the Performance Goals applicable to their awards.

7.	PAYMENT OF AWARDS

Awards shall be payable in cash as soon as practicable after the certification of the attainment of the Performance Goals, as described above in section 5; provided, however, that payment of part or all of any award may be deferred in the discretion of the Committee or deferred in accordance with the terms of any deferred compensation arrangement applicable to a participant.

8.	EFFECTIVE DATE OF PROGRAM

The Program shall be effective October 1, 2003, subject to approval by a majority of stockholders at the 2004 Annual Meeting of the Company. The Program shall continue until terminated by the Board.

9.	MISCELLANEOUS

(a)	To the extent that the Program provides for any deferral of compensation, it is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

(b)	Participants are unsecured general creditors, with no secured or preferential right to any assets of the Company or any other party for payment of benefits under this Program.

(c)	A participant shall have no right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable under the Program. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a participant or any other person, nor be transferable by operation of law in the event of a participant’s or any other person’s bankruptcy or insolvency.

(d)	The Program shall not constitute a contract of employment between the Company and any participant.

(e)	The Company shall have the right to deduct from all amounts paid under the Program any taxes required by law or other amounts authorized by the participant to be withheld therefrom.

(f)	The Program shall, upon its effectiveness, supersede and replace the annual incentive bonus program heretofore in effect.

(g)	The Program shall be construed and interpreted according to the laws of the State of Delaware, except as preempted by federal law, and without regard to conflict of law principles.

Approved by the Lee Enterprises, Incorporated Executive Compensation Committee on November 6, 2003.

APPENDIX C

POLICY REGARDING THE APPROVAL OF AUDIT AND NON-AUDIT
SERVICES PROVIDED BY THE INDEPENDENT PUBLIC ACCOUNTANTS

PURPOSE AND APPLICABILITY

We recognize the importance of maintaining the independent and objective viewpoint of our independent public accountants (the “Audit Firm”). We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee, and the Audit Firm.

Lee Enterprises, Incorporated, which includes consolidated subsidiaries (as used herein, the “Company”) recognizes that the Audit Firm possesses a unique knowledge of the Company, and can provide necessary and valuable services to the Company in addition to the annual audit. Consequently, this policy sets forth guidelines and procedures to be followed by the Company when retaining the Audit Firm to perform audit and non-audit services.

POLICY STATEMENT

All services provided by the Audit Firm, both audit and non-audit, must be pre-approved by the Audit Committee or a Designated Member thereof. The appendices to this policy describe the audit, audit-related, tax and other permitted services that have received the pre-approval of the Audit Committee. The pre-approval of audit and non-audit services may be given at any time up to a year before commencement of the specified service. Although existing regulations permit de minimis exceptions, our policy is to pre-approve all audit and non-audit services. Any proposed services exceeding the pre-approved range of fees established for each audit and non-audit service will require specific pre-approval by the Audit Committee.

Delegation – The Audit Committee may delegate to one or more designated member(s) of the Audit Committee (a “Designated Member”), who is independent as defined under the applicable New York Stock Exchange Listing Standard, the authority to grant pre-approvals of permitted audit-related, tax and other permitted services (collectively “permitted services”) or classes of these permitted services to be provided by the Audit Firm. The decisions of a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the Audit Firm to management.

All fees paid to the Audit Firm will be disclosed in the Company’s annual Proxy Statement in accordance with applicable SEC rules.

Audit Services – The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the Audit Firm reasonably can provide. The Audit Committee has pre-approved the audit services listed in Appendix 1. All other audit services not listed in Appendix 1 must be separately pre-approved by the Audit Committee.

Audit-Related Services – Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the Audit Firm. The Audit Committee believes that the provision of audit-related services does not impair the independence of the Audit Firm, and has pre-approved the audit-related services listed in Appendix 2. All other audit-related services not listed in Appendix 2 must be separately pre-approved by the Audit Committee.

Tax Services – The Audit Committee believes that the Audit Firm can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. Certain of these services are also considered to be audit-related services. However, the Audit Committee will not permit the retention of the Audit Firm in connection with a transaction initially recommended by the Audit Firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the tax services listed in Appendix 3. All tax services involving large and complex transactions not listed in Appendix 3 must be separately pre-approved by the Audit Committee.

Other Permitted Services – The Company may engage the Audit Firm to provide other permitted services to the Company with the pre-approval of a Designated Member or by the Audit Committee, as described herein. Other permitted services shall not include prohibited services.

Prohibited Services – The Company shall not engage the Audit Firm to provide the services described in Appendix 4.

Supporting Documentation – With respect to each proposed pre-approved service, the Audit Firm will provide an engagement letter or other detailed back-up documentation to the Audit Committee regarding the specific services to be provided.

AUDIT COMMITTEE REVIEW OF SERVICES

The Audit Committee shall regularly review the following:

•	A listing of newly pre-approved services since its last regularly scheduled meeting; and
•	A projection for the current fiscal year of the estimated annual fees to be paid to the Audit Firm for audit, audit-related, tax, and other permitted services, if any.

The Audit Committee shall annually review the following:

•	A report summarizing all services, or grouping of related services, including fees, provided by the Audit Firm; and
•	Proxy statement disclosures related to activities and fees of the Audit Firm.

EFFECTIVE DATE

This policy shall be effective immediately upon approval by the Audit Committee.

Approved by the Lee Enterprises, Incorporated Audit Committee on December 4, 2003.

Appendix 1

Pre-Approved Audit Services for Fiscal Year 2004

Dated: December 4, 2003

1.	Financial audits for subsidiaries or affiliates of the Company.

2.	Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters.

3.	Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services).

Appendix 2

Pre-Approved Audit-Related Services for Fiscal Year 2004

Dated: December 4, 2003

1.	Due diligence services pertaining to potential business acquisitions/dispositions.

2.	Financial statement audits of employee benefit plans.

3.	Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters.

4.	Internal control reviews and assistance with internal control reporting requirements.

5.	Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services).

6.	Attest services not required by statute or regulation.

Appendix 3

Pre-Approved Tax Services for Fiscal Year 2004

Dated: December 4, 2003

1.	U.S. federal, state and local tax planning and advice.

2.	U.S. federal, state and local tax compliance including preparation of and representation in connection with advisory ruling requests to regulatory authorities.

3.	Review of federal, state and local income, franchise, payroll, property and other tax returns, including assistance in and representation before regulatory authorities in connection with the examination of such returns.

4.	Licensing or purchase of income tax preparation software(1) from the Audit Firm, provided the functionality is limited to preparation of tax returns.

(1)	Licensing or purchasing income tax preparation software is permitted, so long as the functionality is limited to preparation of tax returns. If the software performs additional functions, each function must be evaluated separately for its potential effect on the auditor’s independence.

Appendix 4

Prohibited Services

Dated: December 4, 2003

1.	Bookkeeping or Other Services Related to the Company’s Accounting Records or Financial Statements. The Audit Firm cannot maintain or prepare the Company’s accounting records or prepare the Company’s financial statements that are either filed with the SEC or form the basis of financial statements filed with the SEC.

2.	Appraisal or Valuation Services or Fairness Opinions. The Audit Firm cannot provide appraisal or valuation services when it is reasonably likely that the results of any valuation or appraisal would be material to the Company’s financial statements, or where the Audit Firm would audit the results.

3.	Management Functions or Human Resources. Partners and employees of the Audit Firm cannot act as a director, officer, or employee of the Company, or perform any decision-making, supervisory, or ongoing monitoring function for the Company. The Audit Firm cannot recruit, act as a negotiator on the Company’s behalf, deliver employee testing or evaluation programs, or recommend, or advise that the Company hire, a specific candidate for a specific job.

4.	Broker-Dealer, Investment Advisor, or Investment Banking Services. The Audit Firm cannot serve as a broker-dealer, promoter or underwriter of an audit client’s securities.

5.	Legal Services and Expert Services Unrelated to the Audit. The Audit Firm cannot provide any service in which the person providing the service must be admitted to practice before the courts of a U.S. jurisdiction.

6.	Internal Audit Outsourcing. The Audit Firm cannot provide any internal audit services relating to accounting controls, financial systems, or financial statements.

7.	Financial Information Systems Design and Implementation. The Audit Firm cannot design or implement a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements, taken as a whole.

8.	Tax and any other services to executive officers of the Company.

LEE ENTERPRISES, INCORPORATED
ANNUAL MEETING OF STOCKHOLDERS
January 21, 2004
9:00 a.m.
Radisson Quad City Plaza Hotel and Convention Center
111 E. 2nd St., Davenport, IA 52801

- Please detach here -

LEE ENTERPRISES
215 N. Main St.
Davenport, IA 52801

proxy

COMBINED PROXY FOR COMMON STOCK AND CLASS B COMMON STOCK

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 21, 2004.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Mary E. Junck, Gregory P. Schermer and William E. Mayer, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

See reverse side for voting instructions

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COMPANY # [      ]

There are three ways to vote your proxy — by phone, Internet or mail.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. CST on January 20, 2004.

•	Please have your proxy card available and follow the simple instructions the voice prompts provide you.

VOTE BY INTERNET — http://www.eproxy.com/lee/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. CST on January 20, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Then follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lee Enterprises, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873

If you vote by Phone or Internet, please do not mail your Proxy Card.

- Please detach here -

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

1.	ELECTION OF DIRECTORS:	01 Mary E. Junck 02 Andrew E. Newman 03 Gordon D. Prichett	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the Company’s Annual Incentive Bonus Program as described in Proposal 2 in the Proxy Statement.		☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	In their discretion, upon such other matters as may properly come before the meeting.		☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY when property executed will be voted as directed or, if no direction is given, will be voted FOR each proposal.

Address Change? Mark box ☐ and indicate changes below:	Date

[ ] Signature(s) in box

PLEASE SIGN exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administraators, etc., should include title and authority. Corporations should provide full name of cor-poration and title of authoirzed officer signing the proxy.

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